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                                   FORM 8-A
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           TELE-COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                    84-1260157
       -----------------------                         -------------------
       (State of incorporation                         (I.R.S. Employer)
           or organization)                            Identification No.)


                                5619 DTC Parkway
                           Englewood, Colorado 80111
                    ----------------------------------------
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:   NONE.

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

Rights, each attached to, and not separable from, one whole share of TCI Music
    Series A Common Stock, par value $.01 per share, issued pursuant to the
        Agreement and Plan of Merger dated February 6, 1997, as amended, by and among Tele-Communications, Inc., TCI Music, Inc.,
                       TCI Merger Sub, Inc. and DMX Inc.
                   -----------------------------------------
                                (Title of class)



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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

             The securities to be registered hereby are Rights ("Rights") of Tele-Communications, Inc., a Delaware corporation ("TCI"), each Right attached to, and not separable from, one whole share of TCI Music Series A Common Stock, par value $.01 per share, issued pursuant to the Agreement and Plan of Merger dated February 6, 1997, as amended (the "Merger Agreement"), by and among TCI, TCI Music, Inc., TCI Merger Sub, Inc. and DMX Inc. Each Right entitles the holder to require TCI to purchase one share of TCI Music Series A Common Stock at a purchase price of $8.00 per share, pursuant to the terms and conditions specified in the Merger Agreement and the Rights Agreement by and among TCI, TCI Music, Inc. and the Bank of New York, as Rights Agent. For a description of the Rights of TCI to be registered hereunder, reference is made to the sections captioned "Summary - The Merger" and "The Merger Agreement - Consideration to be Received in the Merger" in the Registration Statement on Form S-4 and Amendment No. 1 to Registration Statement on Form S-4 of TCI and TCI Music, Inc. filed with the Securities and Exchange Commission ("SEC") on June 6, 1997 and June 12, 1997, respectively (Reg. File Nos. 333-28613 and 333-28613-01), which sections are hereby incorporated by reference.

ITEM 2.      EXHIBITS.

             The following Exhibits are filed as part of this registration statement in accordance with Instruction I of the Instructions as to Exhibits:

                  I.1               --      Registration Statement filed pursuant to the Securities Act of
                                            1933.(1)

                  I.2               --      TCI Music Series A Common Stock Certificate.(2)

                  I.3               --      Form of Rights Agreement among Tele-Communications,
                                            Inc., TCI Music, Inc. and The Bank of New York, as Rights
                                            Agent.(3)

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(1)       Incorporated by reference to Registration Statement on Form S-4 and
          Amendment No. 1 to Registration Statement on Form S-4 of TCI Music, Inc. and TCI. (Reg. File Nos. 333-28613 and 333-28613-01) filed with the SEC on June 6, 1997 and June 12, 1997, respectively.

(2) Incorporated by reference to Exhibit 4.1 to Amendment One to Registration Statement on Form S-4 of TCI Music and TCI (Reg. File Nos. 333-28613 and 333-28613-01) filed with the SEC on June 12, 1997.

(3) Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 of TCI Music and TCI (Reg. File Nos. 333-28613 and 333-28613-01) filed with the SEC on June 6, 1997.





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             Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       TELE-COMMUNICATIONS, INC.
                                       (Registrant)


Date: July 9, 1997                     By: /s/ Stephen M. Brett
                                          --------------------------------------
                                          Stephen M. Brett
                                          Executive Vice President and Secretary